EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" to the Registration Statement (Amendment No. 2 to Form S-3 No. 333-148343) and related Prospectus of Vyteris Holdings (Nevada), Inc. for the registration of its common stock and warrants and to the incorporation by reference therein of our report dated March 15, 2006 (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in note 1 to the consolidated financial stements), with respect to the consolidated statements of operations, stockholders' equity (deficit), and cash flows of Vyteris Holdings (Nevada), Inc. for the year ended December 31, 2005, included in its Annual Report (Form 10-KSB) for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

                                                                    /s/ Ernst & Young LLP
MetroPark, New Jersey
May 29, 2008